Exhibit 10.10

REPURCHASE AGREEMENT

This Repurchase Agreement (the “Agreement”), dated as of December 20, 2007, is by and between CHINA NUOKANG BIO-PHARMACEUTICAL PTY, a company incorporated and existing under the laws of the Cayman Islands (the “Purchaser” or “Company”), and Anglo China Bio-technology Investment Holdings Limited, a company incorporated and existing under the laws of the British Virgin Islands (the “Seller”). The Purchaser and the Seller are sometimes referred to collectively herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Seller is the ultimate legal and beneficial owner of 4,552,352 Ordinary Shares (the “Shares”) of the Company; and

WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, all and not less than all of the Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Purchase of Shares. Subject to the terms and conditions of this Agreement, the Seller hereby sells, conveys, assigns and transfers to the Purchaser, and the Purchaser hereby purchases from the Seller, the Shares, free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment or restriction of any kind or nature.

Section 1.2 Purchase Price. The consideration payable by the Purchaser to the Seller shall be US$ US$0.6590 per Share. The total consideration payable by the Purchaser to the Seller is US$ 2,999,999.968 (the “Purchase Price”).

Section 1.3 Closing. The closing (the “Closing”) of the purchase and sale of the Shares shall be held at the Shanghai offices of Latham & Watkins LLP, at 11:00 am on December 20, 2007 or any other date and time that is agreed upon by the Seller and the Purchaser (the date on which the closing occurs, the “Closing Date”). At the Closing, (a) the Seller shall deliver or cause to be delivered to the Purchaser certificates representing the Seller’s Shares, registered in the name of the Purchaser (or its nominee), or duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed, and any and all other documents as may be reasonably requested by Purchaser or required by the laws of the Cayman Islands to effect the sale and transfer of the Shares, and (b) the Purchaser shall deliver the Purchase Price by wire transfer in immediately available funds to the Seller’s bank account as follows:

Bank:	The Hongkong and Shanghai Banking Corporation Limited
Address:	Hong Kong Office, HSBC Main Building,
1 Queen’s Road Central, Central, Hong Kong
Account Name:	Anglo China Bio-technology Investment Holdings Limited
Account No.:	808-216691-838
Swift Code:	HSBCHKHHHKH

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Sellers. The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a) Capacity; Due Authorization. The Seller has the capacity, and due authorization, if applicable, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligations of the Seller, enforceable in accordance with its respective terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (x) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Seller is subject, or (y) violate any organizational documents of the Seller including but not limited to the Memorandum and Articles of Association, or (z) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, permit, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets are subject. There is no action, suit or proceeding, pending or threatened against the Seller that questions the validity of this Agreement or the right of the Seller to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no action, suit or proceeding pending or, to the knowledge, after due inquiry, of the Seller, threatened against such Seller, nor is there any investigation pending against such Seller, that questions the validity of this Agreement or the right of such Seller to enter into this Agreement or to consummate the transactions contemplated hereby or thereby.

(c) Consents and Approvals. Neither the execution and delivery by the Seller of this Agreement, nor the consummation by the Seller of any of the transactions contemplated hereby, nor the performance by the Seller of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or filing or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been obtained, made or given.

(d) Title to Shares. The Seller is the legal and beneficial owner of the Shares. The Seller’s Shares have been duly authorized and validly issued, are fully paid and non-assessable, are owned by such Seller, and are so owned by such Seller, free and clear of any encumbrances. The Shares are not subject to any voting trust or other agreement relating to the voting thereof, or restricting in any way the sale or transfer thereof. Upon delivery by such Seller of the certificates representing the Shares pursuant to this Agreement and the consummation of the transactions contemplated hereby, the Purchaser will acquire good and valid title to the Shares, free and clear of any pledge, mortgage, security interest, encumbrances, lien, charge, assessment or restitution of any kind or nature.

(e) No Broker. The Seller has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker’s fee, finder’s or similar fee or commission in connection therewith or upon the consummation thereof.

(f) No Reliance. In making its decision to sell the Shares pursuant to this Agreement, the Seller has not requested, or been furnished with, or relied on any information concerning the Company or the Shares provided to such Seller by the Purchaser.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller, as of the date hereof and as of the Closing Date, as follows:

(a) Capacity, Due Authorization. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(b) Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement nor the consummation by it of any of the transactions contemplated hereby nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except as have been obtained, made or given.

(d) No Conflict. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by it of any of the transactions contemplated hereby, nor compliance by the Purchaser with any of the terms and conditions hereof will contravene any existing agreement, federal, state, county or local law, rule or regulation or any judgment, decree or order applicable to, or binding upon, the Purchaser.

(e) No Broker. The Purchaser has not employed any broker, finder, advisor or intermediary in connection with the transactions contemplated by this Agreement that would be entitled to a broker’s fee, finder’s or similar fee or commission in connection therewith or upon the consummation thereof.

(f) No Reliance. In making its decision to purchase the Shares pursuant to this Agreement, the Purchaser has not requested, or been furnished with, or relied on any information concerning the Shares provided to the Purchaser by the Seller.

ARTICLE III

INDEMNIFICATION

Section 3.1 Indemnification of the Sellers. The Purchaser shall defend and promptly indemnify and hold harmless the Seller and its officers, directors, partners, attorneys and representatives (collectively “Seller Indemnified Parties”) from, against, for, and in respect of and pay any and all Losses (as defined in Section 3.3) suffered, sustained, incurred or required to be paid by such Seller arising out of or resulting from:

(a) any material breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement; and

(b) the successful enforcement by any Seller Indemnified Party of any of its rights under this Section 3.1.

Section 3.2 Indemnification of the Purchaser. The Seller shall, jointly and severally, defend and promptly, indemnify, and hold harmless, severally and not jointly, the Purchaser, and its officers, directors, partners, affiliates, subsidiaries, attorneys and representatives (collectively “Purchaser Indemnified Parties”) from, against, for and in respect of and pay any and all Losses suffered, sustained, incurred or required to be paid by any such party arising out of or resulting from:

(a) any material breach of any representation, warranty, covenant or agreement of each of the Sellers contained in this Agreement; and

(b) the successful enforcement by any Purchaser Indemnified Party of any of its rights under this Section 3.2.

Section 3.3 Definition of Losses. For purposes of this Section 3, “Losses” shall mean all damages, awards, judgments, assessments, fines, penalties, charges, costs and expenses and other payments (excluding punitive or consequential damages) however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all reasonable attorneys’, accountants’, investment bankers’, and expert witness’ fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to this Section 3, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration; provided, however, that any compromise or settlement shall not be entered into without the consent of the party from whom indemnification is sought (such consent shall not be unreasonably withheld).

ARTICLE IV

MISCELLANEOUS

Section 4.1 Survival of the Representations and Warranties. All representations and warranties made by any Party shall survive for two years and shall terminate and be without further force or effect on the second anniversary of the date hereof, except as to (i) any claims thereunder which have been asserted in writing against the Party making such representations and warranties on or prior to such second anniversary, and (ii) each Seller’s representation contained in Section 2.1(d) hereof.

Section 4.2 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to Closing, (i) by mutual agreement of the Parties, or (ii) by the written notice of the Seller or the Purchaser to the other in the event that the Closing has not occurred by December 31, 2007.

Section 4.3 Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. In the event the parties are unable to settle a dispute between them regarding this Agreement, such dispute shall be referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b), subject to the following: (i) the arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules, and at least one arbitrator is licensed to practice New York law; and (ii) the language of the arbitration shall be English. The prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 4.4 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 4.5 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Seller and the Purchaser and their respective heirs, successors and permitted assigns and legal representatives.

Section 4.6 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Seller or the Purchaser without the express written consent of the other. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 4.7 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business (1) day after deposit with an internationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.

Any Party may change its address for purposes of this Section 4.7 by giving the other Party hereto written notice of the new address in the manner set forth above.

Section 4.8 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 4.9 Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 4.10 Fees and Expenses. Except as otherwise provided in this Agreement, each Party will bear its own direct expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

Section 4.11 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 4.12 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

CHINA NUOKANG BIO- PHARMACEUTICAL PTY

By:	/s/ Xue Baizhong
Name:	Xue Baizhong
Title:	Director

Address:	C/11F, Huaxin International Tower No. 219, Qingnian Street
Shenhe District
Shenyang, PRC 110016
Fax:	0086 24 2396 4254
Email:	LNNK_CEO@lnnk.net

Anglo China Bio-Technology Investment Holdings Limited

By:	/s/ Xue Baizhong
Name:	Xue Baizhong
Title:	Director

Address:	C/11F, Huaxin International Tower
No. 219, Qingnian Street
Shenhe District
Shenyang, PRC 110016
Fax:	0086 24 2396 4254
Email:	LNNK_CEO@lnnk.net